Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Citius Pharmaceuticals, Inc. filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated December 16, 2020, relating to the consolidated financial statements of Citius Pharmaceuticals, Inc., appearing in the Annual Report on Form 10-K for the year ended September 30, 2020.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts

February 16, 2021